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As filed with the Securities and Exchange Commission on August 15, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DENTSPLY International Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	39-1434669 (I.R.S. Employer Identification Number)

221 West Philadelphia Street
York, Pennsylvania 17405-0872
(717) 845-7511
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory A. Fernicola, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt securities	(1)	(1)	(1)	(1)

(1)
An unspecified amount of debt securities to be offered at indeterminate prices is being registered for possible issuance from time to time pursuant to this registration statement. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

DENTSPLY International Inc.

Debt Securities

        We may offer from time to time, in one or more series, the debt securities described in this prospectus. The debt securities may be offered and sold by us in one or more offerings, at prices and on terms determined at the time of the offering. This prospectus provides a general description of the debt securities that we may offer. The specific terms of any series of debt securities to be offered will be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

        Investing in our securities involves risks. See "Risk Factors" on page 4 before you make your investment decision.

        We may offer and sell the debt securities to or through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of debt securities will describe in detail the plan of distribution for that offering. For general information about the distribution of debt securities offered, please see "Plan of Distribution" in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 15, 2011

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. This prospectus provides a general description of the debt securities that we may offer. The specific terms of any series of debt securities to be offered will be described in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.

        Before purchasing any debt securities, you should carefully read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the debt securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        The information in this prospectus is accurate as of the date on the front cover of this prospectus, and any information we have incorporated by reference in this prospectus is accurate only as of the date of the applicable document incorporated by reference. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any other date.

        When used in this prospectus, the terms "DENTSPLY International Inc.," "DENTSPLY," "we," "our" and "us" refer to DENTSPLY International Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules promulgated thereunder. Our SEC filings are available to the public at the SEC's website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. We maintain a website at www.dentsply.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any prospectus supplement.

        The SEC allows us to "incorporate by reference" information into this prospectus and any prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules). These documents contain important information about DENTSPLY International Inc. and its finances.

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011.

  •
  Our Current Reports on Form 8-K filed with the SEC on February 14, 2011, March 15, 2011, May 27, 2011, June 22, 2011 (other than the Current Report on Form 8-K furnished to the SEC on such date) and August 15, 2011.

        All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus shall also be deemed to be incorporated herein by reference until we sell all of the debt securities we are offering under this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

        To obtain a copy of these filings at no cost, you may write or telephone us at the following address and telephone number:

    DENTSPLY International Inc.
    221 West Philadelphia Street
    York, Pennsylvania 17405-0872
    (717) 845-7511

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement and any documents incorporated by reference may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or words of similar expression. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include the following:

  •
  negative changes could occur in the dental markets, the general economic environments, or government reimbursement or regulatory programs in the regions in which we operate;

  •
  prolonged negative economic conditions in domestic and global markets may adversely affect our suppliers, customers and consumers, which could harm our financial position;

  •
  we are exposed to the risk of changes in interest and foreign exchange rates;

  •
  volatility in the capital markets or investment vehicles could limit our ability to access capital or could raise the cost of capital;

  •
  our quarterly operating results fluctuate due to a number of factors, many of which are outside of our control;

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  the dental supplies market is highly competitive, and there is no guarantee that we can compete successfully;

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  we may be unable to develop innovative products or obtain regulatory approval for new products;

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  we may fail to comply with applicable government regulations;

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  challenges may be asserted against our dental amalgam product;

  •
  we may be unable to obtain a supply for certain finished goods purchased from third parties;

  •
  our expansion through acquisition involves risks and may not result in the expected benefits;

  •
  changes in, or interpretations of, accounting principles could result in unfavorable accounting charges;

  •
  if our goodwill or amortizable intangible assets become impaired, we may be required to record a significant charge to earnings;

  •
  changes in, or interpretations of, tax rules, structures, country profitability mix and regulations may adversely affect our effective tax rates;

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  we face the inherent risk of litigation and claims;

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  we are exposed to risks associated with markets outside of the United States and Europe;

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  our success is dependent upon our management and employees;

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  we may be unable to sustain the operational and technical expertise that is key to our success;

  •
  we may not generate sufficient cash flow to service our debt, pay our contractual obligations and operate our business;

  •
  we may not be able to repay our outstanding debt in the event that cross default provisions are triggered due to a breach of certain loan covenants;

  •
  certain provisions in our governing documents may discourage third party offers to acquire us;

  •
  issues related to the quality and safety of our products, ingredients or packaging could cause a product recall resulting in harm to our reputation and negatively impacting our operating results; and

  •
  we may lose customers of our orthodontics operating segment due to a disruption in our ability to source certain orthodontic products from our key suppliers located in Japan's evacuation area.

        Any such forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus, any accompanying prospectus supplement or any documents incorporated by reference, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of applicable reports and other documents filed by us with the SEC.

        You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Forward-looking statements are based on information available to us on the date of this prospectus or, in the case of any accompanying prospectus supplement or document incorporated by reference, the date of any such document. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

PRESENTATION OF FINANCIAL INFORMATION

        The consolidated financial statements of DENTSPLY International Inc. incorporated by reference herein have been prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. The consolidated financial statements of Astra Tech AB incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board. IFRS differs from U.S. GAAP in a number of significant respects.

        All references to "$" and "dollars" in this prospectus are to U.S. dollars.

DENTSPLY INTERNATIONAL INC.

        DENTSPLY International Inc. is a Delaware corporation that dates its history to 1899. We believe we are the world's largest designer, developer, manufacturer and marketer of a broad range of professional dental products, with a primary focus on dental consumable products, dental laboratory products and dental specialty products.

        Our principal executive office is located at 221 West Philadelphia Street, York, Pennsylvania 17405-0872 and our telephone number is (717) 845-7511.

RISK FACTORS

        Investing in our securities involves risk. Before making an investment decision, you should carefully consider the specific risks described in our Annual Report on Form 10-K and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of any debt securities to decline. You could lose all or part of your investment.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated below. For purposes of computing these ratios, earnings represents income from continuing operations before income taxes, fixed charges and amortization of capitalized interest. Fixed charges are the sum of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, and (iii) the portion of rents representative of interest.

			Year ended December 31,
	Six months ended June 30, 2011
			2010		2009		2008		2007		2006
Ratio of Earnings to Fixed Charges	10.96	x	10.62	x	11.94	x	9.18	x	11.79	x	8.28	x

USE OF PROCEEDS

        Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of debt securities for general corporate purposes, which may include the financing of our operations, the repayment of indebtedness and business acquisitions.

DESCRIPTION OF DEBT SECURITIES

        The debt securities offered pursuant to this prospectus will be issued pursuant to an indenture between DENTSPLY International Inc., as issuer, and Wells Fargo Bank, National Association, as trustee. The form of indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Copies of the indenture may be obtained from DENTSPLY International Inc.

        The following briefly summarizes certain provisions of the indenture. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement.

        As used in this "Description of Debt Securities," the terms "DENTSPLY International Inc.," "DENTSPLY," "we," "our" and "us" refer to DENTSPLY International Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

General

        The debt securities will be our direct unsecured obligations and will rank equally with all of our other senior unsubordinated debt.

        Since our operations are substantially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is in large part dependent upon the earnings of our subsidiaries and the distribution of those earnings to us or upon the payment of funds to us by those subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. As a stockholder of our subsidiaries, any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be "structurally" subordinated to the claims of such subsidiary's creditors, including trade creditors.

        The indenture does not limit the aggregate principal amount of debt securities that we may issue thereunder and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. The indenture does not limit our ability to incur other debt.

        Each prospectus supplement will summarize the material terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

  •
  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the price or prices at which we will sell the debt securities;

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  the maturity date or dates of the debt securities;

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  the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

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  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

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  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

  •
  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

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  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

  •
  the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

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  the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

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  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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  any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the indenture;

  •
  the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

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  the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

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  any change in the rights of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

  •
  the depositary for global debt securities;

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  any special tax implications of the debt securities;

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  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

  •
  any other terms of the debt securities.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement may describe certain U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Consolidation, Merger and Sale of Assets

        We may consolidate or merge with or into any other person, and we may sell or transfer all or substantially all of our assets to another person, provided, among other things, that (a) either (i) we shall be the surviving person or (ii) the person formed by or resulting from any such consolidation or merger or the transferee of such assets shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture all of our obligations under the indenture and (b) immediately after giving effect to such transaction, no Event of Default and no event that, after notice or the lapse of time or both, would become an Event of Default shall have occurred and be continuing.

Reports to Holders of the Debt Securities

        For as long as debt securities are outstanding, we will file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of such sections, we will file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Any such report, information or document that we file with or furnish to the SEC through the SEC's EDGAR database will be deemed filed with the trustee for these purposes at the time of such filing or furnishing through the SEC's EDGAR database.

Events of Default

        Except as may be provided otherwise in a prospectus supplement, the following events will constitute "Events of Default" with respect to a series of debt securities:

  •
  default in the payment of any installment of interest on any debt securities in such series for 30 days after becoming due;

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  default in the payment of principal or premium, if any, of any debt securities in such series when due;

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  default in the payment of a sinking fund installment, if any, on any debt securities in such series for 30 days after becoming due;

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  default in the performance of any other covenant applicable to such series for 90 days after written notice thereof;

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  involuntary acceleration of the maturity of our indebtedness for borrowed money in excess of $100 million, which acceleration shall not be rescinded or annulled or otherwise cured, or which indebtedness shall not be discharged, within 15 business days after written notice;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other Event of Default that may be set forth in a supplemental indenture or board resolution with respect to such series of debt securities.

        If an Event of Default shall occur and be continuing with respect to a series of debt securities, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities (or such lesser amount as may be provided for in the debt securities of such series) of such series may declare the entire principal amount of all the debt securities of such series to be due and payable.

        The indenture provides that the trustee shall, within 90 days after the occurrence of a default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal or premium, if any, or interest, if any, on any of the debt securities of such series, or to make any sinking fund payment as to the debt securities of the same series, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the debt securities of such series.

        We are required to furnish to the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

        No holder of any debt securities of any particular series shall have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy (except for actions for payment of principal or premium, if any, or interest on any of the debt securities of such series) unless:

  •
  an Event of Default with respect to such series of debt securities shall have occurred and be continuing and such holder shall have given the trustee prior written notice of such continuing Event of Default;

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  the holders of not less than 25% of the outstanding principal amount of debt securities of the applicable series shall have requested the trustee for such series to institute proceedings in respect of such Event of Default;

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  the trustee shall have been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

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  the trustee shall have failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

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  no direction inconsistent with such written request shall have been given for 60 days by the holders of a majority in principal amount of the outstanding debt securities of such series.

        The indenture provides that in case an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities of a particular series unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request. If security or indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of a particular series of debt securities outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such series or exercising any trust or power conferred to the trustee, and to waive certain defaults.

Discharge, Defeasance and Covenant Defeasance

        If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under the indenture as set forth below.

        We may discharge certain obligations to holders of any series of debt securities issued under the indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee funds or government obligations denominated in U.S. dollars or in the foreign currency in which debt securities of such series are payable in an amount sufficient to pay the entire indebtedness on debt securities of such series with respect to principal (and premium, if any) and interest to the date of such deposit (if debt securities of such series have become due and payable) or to the maturity thereof or the date of redemption of debt securities of such series, as the case may be.

        If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of any series (except for, among other things, the obligation to register the transfer or exchange of debt securities of such series, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of any series and any omission to comply with such obligations shall not constitute an Event of Default with respect to such series of debt securities ("covenant defeasance"), upon the deposit with the indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) and interest on such debt securities to maturity. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        Modification and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any premium or installment of interest on, debt securities of any series;

  •
  reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any premium payable upon the redemption of, debt securities of any series;

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  reduce the amount of the principal of an original issue discount debt securities that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

  •
  change the redemption provisions of debt securities of any series or adversely affect the right of repayment at the option of any holder of debt securities of any series;

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  change the place of payment or the coin or currency in which the principal of or any premium or interest on debt securities of any series is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of debt securities of any series (or, in the case of redemption, on or after the date fixed for redemption);

  •
  reduce the percentage in principal amount of an outstanding series of debt securities, the consent of whose holders is required in order to take certain actions;

  •
  reduce the requirements for quorum or voting by holders of a particular series of debt securities;

  •
  modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of a particular series of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security of such series affected thereby;

  •
  make any change that adversely affects the right to convert or exchange any series of debt security into or for our common stock or other securities in accordance with its terms; or

  •
  modify any of the above provisions.

        In addition, modification and amendments of the indenture may be made by us and the trustee without the consent of the holders of debt securities for one or more of the following purposes:

  •
  to surrender any of our rights or powers under the indenture, or to add to our covenants and agreements for the protection or benefit of the holders of all or any series of debt securities;

  •
  to add any events of default for the protection or benefit of the holders of all or any series of debt securities;

  •
  to change or eliminate any provisions of the indenture, so long as the change or elimination will become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision;

  •
  to evidence the succession of another corporation to us as obligor under the indenture;

  •
  to provide for the removal, acceptance of appointment or merger of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee.

  •
  to secure the debt securities;

  •
  to evidence any changes to the indenture to provide for the removal, appointment or merger of a successor trustee;

  •
  to cure any ambiguity or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture or to conform the terms of the indenture to the description of the debt securities in this prospectus or the applicable prospectus supplement;

  •
  to add to or change or eliminate any provision of the indenture in accordance with any amendments to the Trust Indenture Act of 1939, as amended;

  •
  to add guarantors or co-obligors with respect to any series of debt securities or to release guarantors from their guarantees of the debt securities in accordance with the terms of the applicable series of debt securities;

  •
  to make any change in any series of debt securities that does not adversely affect in any material respect the rights of the holders of the debt securities;

  •
  to provide for uncertificated and certificated debt securities;

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to prohibit the authentication and delivery of additional series of debt securities; or

  •
  to establish the form and terms of debt securities of any series or to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of debt securities of any series.

        The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the indenture with respect to the debt securities of such series, except a default:

  •
  in the payment of principal of (or premium, if any) or any interest on debt securities of such series; or

  •
  in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

        Under the indenture, we are required to furnish to the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after the occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register or, in accordance with arrangements satisfactory to the trustee, by wire transfer to an account designated by the holder of such debt security.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon written request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

  •
  we determine, in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent appointed by us under the indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Regarding the Trustee

        The trustee is Wells Fargo Bank, National Association. The trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

PLAN OF DISTRIBUTION

General

        We may sell the debt securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale.

        The accompanying prospectus supplement will identify or describe:

  •
  any underwriters, agents or dealers;

  •
  their compensation;

  •
  the net proceeds to us;

  •
  the purchase price of the debt securities;

  •
  the initial public offering price of the debt securities; and

  •
  any exchange on which the debt securities are to be listed.

        Underwriters, agents and dealers that participate in the distribution of the securities may be "underwriters" as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters and Agents

        If we use underwriters for a sale of debt securities, the debt securities will be acquired by the underwriters for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the debt securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may designate agents to solicit purchases for the period of their appointment to sell debt securities on a continuing basis. Unless otherwise indicated in the related prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

        Unless we indicate differently in a prospectus supplement, we will not list the debt securities on any securities exchange. Any underwriters or agents may make a market in the debt securities, but such underwriters and agents will not be obligated to do so and may discontinue any market making at any time without notice. We can provide no assurance as to the liquidity of or the trading markets for any debt securities.

Dealers

        We may sell the debt securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such debt securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the debt securities directly. In this case, no underwriters or agents would be involved.

Indemnification; Other Relationships

        We may have agreements with any underwriters, agents or dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. Underwriters, agents or dealers may engage in transactions with us or our subsidiaries, perform services for us or our subsidiaries or be customers of ours or our subsidiaries in the ordinary course of business.

 LEGAL MATTERS

        Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is representing us in connection with this registration statement.

EXPERTS

        The DENTSPLY International Inc. consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated herein by reference to the DENTSPLY International Inc. Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited consolidated financial statements of Astra Tech AB included as an exhibit to our Current Report on Form 8-K filed with the SEC on August 15, 2011 have been audited by KPMG AB, independent public accounting firm, as set forth in its report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses relating to the registration of the securities will be borne by the registrant. The following expenses are estimates.

Securities and Exchange Commission Registration Fee	$	*
Accounting Fees and Expenses		$400,000
Legal Fees		$400,000
Printing Fees		$25,000
Trustees' Fees and Expenses		$25,000
Rating Agency Fees		$975,000
Miscellaneous		$30,000

Total		$1,855,000

*
Deferred in reliance on Rule 456(b) and Rule 457(r) under Securities Act.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to such corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant's Amended and Restated Bylaws provide for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant's Restated Certificate of Incorporation provides for such limitation of liability.

        The registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Item 16.    List of Exhibits.

        The Exhibits to this registration statement are listed in the Exhibit Index on page II-6.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, State of Pennsylvania, on August 15, 2011.

DENTSPLY INTERNATIONAL INC.
By:	/s/ BRET W. WISE
	Name:	Bret W. Wise
	Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Bret W. Wise and William R. Jellison as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ BRET W. WISE Bret W. Wise	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 15, 2011
/s/ WILLIAM R. JELLISON William R. Jellison	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 15, 2011
/s/ MICHAEL C. ALFANO Michael C. Alfano	Director	August 15, 2011

Signature	Title	Date

/s/ ERIC K. BRANDT Eric K. Brandt	Director	August 15, 2011
/s/ WILLIAM F. HECHT William F. Hecht	Director	August 15, 2011
/s/ FRANCIS J. LUNGER Francis J. Lunger	Director	August 15, 2011
/s/ WILLIE A. DEESE Willie A. Deese	Director	August 15, 2011
/s/ LESLIE A. JONES Leslie A. Jones	Director	August 15, 2011
/s/ PAULA H. CHOLMONDELEY Paula H. Cholmondeley	Director	August 15, 2011
/s/ MICHAEL J. COLEMAN Michael J. Coleman	Director	August 15, 2011
/s/ JOHN C. MILES, II John C. Miles, II	Director	August 15, 2011
/s/ JOHN L. MICLOT John L. Miclot	Director	August 15, 2011

EXHIBIT INDEX

Exhibit No.		Description of Exhibits
1.1	*	Form of Underwriting Agreement.
4.1		Form of Indenture.
4.2	*	Form of Note.
5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities.
12.1		Statement Re: Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of PricewaterhouseCoopers LLP.
23.2		Consent of KPMG AB.
23.3		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included in signature pages hereto).
25.1		Statement of Eligibility of Trustee on Form T-1.

*
To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.